Exhibit 23.4


                  [Forrest A. Garb & Associates, Inc. Letterhead]



                  Consent of Forrest A. Garb & Associates, Inc.


     We hereby consent to the use in this registration statement on Form S-3 of information contained in our reports for RAM Energy, Inc. presented as of December 31, 2003, 2004 and 2005, which is part of the registration statement. We also consent to reference to our firm in such registration statement.


/s/ Forrest A. Garb & Associates, Inc.
Petroleum Engineers
Dallas, Texas
May 31, 2006